United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Tempest Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2024 at 1:00 PM Pacific Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Tempest Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held virtually through a live webcast on Thursday, June 13, 2024 at 1:00 P.M. Pacific time. You will not be able to attend the meeting in person. The Annual Meeting will be held for the following purposes:

1.	To elect the Board’s nominees, Stephen Brady, Michael Raab and Ronit Simantov, to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders;

2.	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement;

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024; and

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/TPST2024 and entering the 16-digit Control Number included in your Notice of Internet Availability, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 12:45 P.M. Pacific time on Thursday, June 13, 2024.

The record date for the Annual Meeting is April 18, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Nicholas Maestas

Nicholas Maestas

Corporate Secretary

Brisbane, California

April 23, 2024

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Website References

You may also access additional information about Tempest Therapeutics, Inc. at www.tempesttx.com and ir.tempesttx.com. References to our websites throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Tempest Therapeutics, Inc. (the “Company” or “Tempest”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 24, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect to send you a proxy card, along with a second Notice, after 10 calendar days have passed since our first mailing of the Notice.

How do I attend the Annual Meeting?

The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/TPST2024. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/TPST2024. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 18, 2024 (the “Record Date”), or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TPST2024 and enter the 16-digit control number found next to the label “control number” on your Notice, proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

The Annual Meeting will begin promptly at 1:00 P.M. Pacific time on Thursday, June 13, 2024. We encourage you to access the Annual Meeting a few minutes before it begins. Online check-in will start approximately 15 minutes before the meeting begins.

What if I cannot find my control number?

Please note that if you do not have your control number and you are a registered stockholder, please contact us at cc@tempesttx.com and we will be able to provide your control number to you. If you do not have a control number, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/TPST2024 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/TPST2024.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/TPST2024. In addition, for the 10 days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose during regular business hours. To access the list of record stockholders beginning June 3, 2024 and until the meeting, stockholders should email cc@tempesttx.com.

For the Annual Meeting, how do we ask questions of management and the Board?

Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting through www.virtualshareholdermeeting.com/TPST2024. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/TPST2024.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 22,217,265 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you vote by proxy over the telephone, or vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time as described under the question “Will I receive any other proxy materials by mail?” above.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Beneficial holders who attend the Annual Meeting may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/TPST2024 and following the instructions regarding voting. However, since you are not the shareholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of the Board’s nominees, Stephen Brady, Michael Raab and Ronit Simantov, to the Board to hold office until the 2027 Annual Meeting of Stockholders (Proposal 1);

•	Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement (Proposal 2); and

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 3).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time as described under the question titled “Will I receive any other proxy materials by mail?” above. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.

•

By Internet. To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern time (8:59 p.m., Pacific time) on June 12, 2024 to be counted.

•

By Telephone. To vote over the telephone, dial (800) 690-6903 toll-free from the United States, U.S. territories and Canada and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern time (8:59 p.m., Pacific time) on June 12, 2024 to be counted.

•

By Proxy Card. To vote using the proxy card that may be requested or delivered, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

Online During the Annual Meeting. Access the Annual Meeting by visiting www.virtualshareholdermeeting.com/TPST2024 and providing your control number from your Notice, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. The webcast will open 15 minutes before the start of the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. You may also access and vote at the Annual Meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/TPST2024. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

If you are a holder of our common stock, on each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director, “For” the advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, and 2 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 3 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.” Only Proposal 3 (Ratification of Auditors) is considered a routine matter under applicable stock exchange rules, and without your instruction, your broker, bank or other agent may vote your shares in its discretion. Proposals 1 and 2 are considered non-routine under applicable stock exchange rules, and without your instruction, your broker, bank or other agent cannot vote your shares on this these matters. Please instruct your broker, bank or other agent so your vote can be counted.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet.

•	Attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

•	Send a timely written notice that you are revoking your proxy by email at cc@tempesttx.com.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and abstentions and, with respect to the other proposals, votes “For” and “Against” and abstentions.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposed Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect	Not applicable	No effect
2.	Advisory approval of the compensation of our named executive officers as disclosed in this proxy statement	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting on such matter	No effect	Not applicable
3.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the meeting and voting on such matter	No effect	Not applicable(1)

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting virtually or represented by proxy. On the Record Date, there were 22,217,265 shares outstanding and entitled to vote. Thus, the holders of 11,108,633 shares must be present virtually or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present or represented at the meeting and entitled to vote may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has five members. There are three directors in the class whose term of office expires in 2024. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the following individuals for election as directors at the Annual Meeting. Mr. Brady was appointed our Chief Executive Officer and to the Board and Mr. Raab was appointed as Chairman of the Board in June 2021, and Dr. Simantov was recommended for nomination to the Board by Mr. Brady, our CEO, and the members of the Nominating and Corporate Governance committee.

•	Stephen Brady

•	Michael Raab

•	Ronit Simantov

The biographies below under “Information Regarding Director Nominees and Continuing Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that the nominee should continue to serve on the Board. If you elect the nominees listed above, they will each hold office until the 2027 Annual Meeting of Stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. There are no family relationships among any of our executive officers or directors.

VOTE REQUIRED

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders entitled to vote on the election of directors. Accordingly, the nominees receiving the most “FOR” votes will be elected as directors. Broker non-votes will have no effect on the outcome of Proposal 1. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

OUR RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NOMINEE

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth, for the Class III nominees and our other continuing directors, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position	Director Since
Class III Nominees for Election at the 2024 Annual Meeting of Stockholders
Stephen Brady	54	Chief Executive Officer, President and Director	2021
Michael Raab	59	Chairman of the Board	2021
Ronit Simantov	59	Director	2021

Class I Director Continuing in Office Until the 2025 Annual Meeting of Stockholders
Geoff Nichol	69	Director	2019

Class II Nominees Continuing in Office Until the 2026 Annual Meeting of Stockholders
Christine Pellizzari	56	Director	2021

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

NOMINEES FOR ELECTION AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Stephen Brady

Stephen Brady has served as our Chief Executive Officer and as a member of our Board since June 2021 and as our President since September 2023. Mr. Brady also served as President and Chief Operating Officer of our legacy company from September 2019 until June 2021. Previously, from September 2013 until April 2019, Mr. Brady served in various leadership positions, most recently as Executive Vice President, Strategy and Finance, at Immune Design, Inc., a biopharmaceutical company that was acquired by Merck in 2019. At Immune Design, Mr. Brady led the general and administrative functions at the company, including strategy, corporate development, finance and investor and public relations. Prior to Immune Design, he held roles of increasing responsibility in multiple biopharmaceutical companies, including as Vice President of Corporate Development at Proteolix, where he had primary responsibility for the company’s business development activities and sale to Onyx Pharmaceuticals. Mr. Brady has served as a member of the board of directors of Atreca, Inc. since July 2021 and the Biotechnology Innovation Organization (BIO), Emerging Companies Section Governing Board, since 2022. Mr. Brady received a B.A. in English from the University of Oregon, a J.D. from the University of the Pacific and an LL.M. from New York University School of Law. Mr. Brady’s role as our Chief Executive Officer, his business expertise and his prior leadership roles in biotechnology companies provides him with the qualifications and skills to serve as a member of our Board.

Michael Raab

Michael Raab has served as a member and as Chairman of our Board since June 2021, and served as a member and Chairman of the board of directors of our legacy company from December 2018 until June 2021. Mr. Raab has served as Ardelyx Inc.’s President and Chief Executive Officer since March 2009 and as a member of the board of directors since 2008. Before Ardelyx, Mr. Raab was a partner at New Enterprise Associates (NEA), where he focused on the biotechnology and pharmaceutical sectors. Prior to joining NEA, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries, including serving as Senior Vice President, Therapeutics and General Manager of the Renal Division at Genzyme Corporation, or Genzyme, a biotechnology company. Mr. Raab also spent two years with Genzyme’s diagnostic products and services division. Before Genzyme, Mr. Raab held business development and sales and marketing positions at Repligen Corporation, a life sciences company, and Bristol-Myers Corporation. Mr. Raab has been the lead independent director of Amicus Therapeutics, Inc. since 2004. Mr. Raab received his B.A. from DePauw University. Mr. Raab’s industry and investment experience qualifies him to serve as a member of our Board.

Ronit Simantov, M.D.

Ronit Simantov, M.D. has served as member of our Board since August 2021. Dr. Simantov has served as Chief Medical Officer of Gamida Cell Ltd. since July 2017 and as the Chief Scientific Officer since July 2021. From July 2021 to July 2023, Dr. Simantov served as a member of the board of directors of Clovis Oncology, Inc. Prior to joining Gamida Cell, Dr. Simantov served as Vice President, Oncology Global Medical Affairs at Pfizer Inc., where she was responsible for multiple oncology programs in various roles. Prior to Pfizer, Dr. Simantov served as Vice President of Clinical Research at OSI Pharmaceuticals, as Chief Medical Officer at CuraGen Corporation (acquired by Celldex) where she led development of small molecules and antibody-drug conjugates, and at Bayer HealthCare Pharmaceuticals, where she led the Phase 3 study of Nexavar® (sorafenib) resulting in the first approval of a tyrosine kinase inhibitor in renal cell carcinoma. Prior to joining industry, Dr. Simantov spent seven years on the academic faculty at Weill Medical College of Cornell University, where she directed the fellowship program and conducted angiogenesis and vascular biology research. She has authored over 40 peer-reviewed manuscripts. Dr. Simantov holds an M.D. from New York University School of Medicine and a B.A. from Johns Hopkins University. She completed a residency in internal medicine at New York Hospital Cornell Medical Center, and a fellowship in hematology and oncology at Weill Cornell Medicine. Dr. Simantov’s extensive clinical and scientific experience provides her with the qualifications and skills to serve as a member of our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Geoff Nichol, M.B., Ch.B., M.B.A.

Geoff Nichol has served as a member of our Board since June 2021, and served as a member of the board of our legacy company December 2019 until June 2021. Dr. Nichol has nearly 30 years’ experience in drug development. Dr. Nichol has served as SVP, Development at AbCellera Biologics, a monoclonal antibody discovery and development company since May 2023. From November 2016 to October 2021, Mr. Nichol served as Chief Medical Officer at BioMarin Pharmaceutical Inc., where he managed an active portfolio of clinical development programs. In October 2021, Dr. Nichol transitioned into a Senior Advisor role until his retirement from Biomarin in April 2022. Prior to Biomarin, Dr. Nichol was Executive Vice President, Research and Development at Sangamo BioSciences, where he managed the preclinical development of several IND candidates and Senior Vice President of Development at Medarex, where he was responsible for a portfolio of clinical development programs. Prior to joining Medarex, Dr. Nichol was Vice President at Novartis, where he managed a clinical development therapeutic area, United States Medical Affairs, and Global Project and Portfolio Management. Before Novartis, Dr. Nichol held various positions up to Group Medical Director, Clinical Development at SmithKline Beecham, where he was responsible for anti-infective development and medical affairs. Dr. Nichol received a B.Med.Sc., M.B., Ch.B., or the equivalent of an M.D. in the United States, from Otago University Medical School in New Zealand and an M.B.A. from Warwick University in the United Kingdom. Mr. Nichol’s financial and business expertise, including his background as an executive officer of pharmaceutical and biotechnology companies, provides him with the qualifications and skills to serve as a member of our Board.

DIRECTORS CONTINUING UN OFFICE UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Christine Pellizzari

Christine Pellizzari has served as a member of our Board since July 2021. Ms. Pellizzari has served as the Chief Legal and Human Resources Officer of Science 37 Holdings, Inc. (Science 37) since July 2021. Ms. Pellizzari has served as a director and member of audit committee of Imunon, Inc. (formerly Celsion Corporation) since June 2021 and a director and member of the audit and compensation committees of

Neurosense Therapeutics Ltd. since December 2021. Ms. Pellizzari served as Chief Legal Officer of Insmed, Inc. from 2018 to 2021 and prior to that as the General Counsel and Corporate Secretary from 2013 to 2018. Prior to joining Insmed, Ms. Pellizzari held various legal positions of increasing responsibility at Aegerion Pharmaceuticals, Inc., most recently as Executive Vice President, General Counsel and Secretary. Prior to Aegerion, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc. Ms. Pellizzari joined Dendrite from the law firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. She previously served as law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her B.A. from the University of Massachusetts, Amherst and her J.D. from the University of Colorado, Boulder. Ms. Pellizzari’s legal, financial and business expertise in the biotechnology industry, including her experience in the capital markets and financial and legal compliance, qualifies her to serve as a member of our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD DIVERSITY

The Board Diversity Matrix, below, provides the diversity statistics for our Board as of the date of this Proxy Statement. Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on May 1, 2023.

Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	1	—	—
Did Not Disclose Demographic Background	—	—	—	—

INDEPENDENCE OF THE BOARD OF DIRECTORS; EXECUTIVE SESSIONS

As required under the Nasdaq Capital Market (“Nasdaq”) listing standards, “independent” directors must comprise a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee and nominating and corporate governance committee be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that all of our directors, other than Mr. Brady, our Chief Executive Officer and President, qualify as “independent” directors within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. The Board also determined that each member of our Audit, Compensation and

Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines specify that our Board will select our Chief Executive Officer and Chairperson of the Board in the manner that it determines to be in the best interests of the Company and our stockholders. The Board will conduct an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for the Company at the time. The Board anticipates that our Chief Executive Officer will serve on the Board. The Chairperson of the Board and Chief Executive Officer positions may be held by the same individual or separated as determined by the Board. The Board also anticipates that other members of our management, who can assist the Board in fulfilling its responsibilities based on their experience and role at the Company, may serve on the Board as appropriate.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to the Board. The Nominating and Corporate Governance Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and Chairperson of the Board should be separate. The role of Chairperson is currently held by Michael Raab, an independent, non-employee director.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee reviews and discusses with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major litigation and risk exposures (including with respect to financial cybersecurity, data privacy and other information technology risks) and the steps taken by management to monitor and control these exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us, including whether our incentive compensation plans encourage excessive or inappropriate risk taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including proxy advisory firm policies and recommendations. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management.

In connection with our reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met seven times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board on which she or he served, held during the portion of the last fiscal year for which she or he was a director. In addition, we encourage each of our directors to attend our Annual Meetings of Stockholders. All of the directors serving at the time attended the 2023 Annual Meeting of Stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Our Board has also established a Science & Technology Committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of the standing committees, which are available to stockholders on our investor relations website at ir.tempesttx.com.

The following table provides membership and meeting information for the fiscal year ended December 31, 2023 for each committee. Each Board member attended 75% or more of the aggregate number of meetings of each standing committee on which she or he served, held during the portion of the last fiscal year for which she or he was a committee member.

Name	Audit Committee	Compensation Committee		Nominating and Corporate Governance Committee	Science & Technology Committee
Geoff Nichol
Christine Pellizzari			(1)
Michael Raab†			(1)
Ronit Simantov
Total meetings in 2023	4	6		4	2

Committee Chair
Committee Member
Financial Expert
†	Chair of the Board
(1)	Ms. Pellizzari was appointed as a member and Mr. Raab was appointed as the chair of the Compensation Committee in March 2023.

Each of the standing committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of our standing committees meets the Nasdaq and SEC rules and regulations regarding “independence,” as applicable, and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the company. The Nominating and Corporate Governance Committee periodically reviews the performance of the Board, including Board committees, and management, and makes recommendations to the Board and management, as applicable, for areas of improvement as it deems appropriate.

Below is a description of each committee of the Board.

Audit Committee

Geoff Nichol, Christine Pellizzari and Michael Raab, served as members of the Audit Committee during 2023 with Ms. Pellizzari’s serving as Chair. The Board determined that each member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that Ms. Pellizzari is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the Audit Committee include:

•	helping the Board oversee corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•	reviewing policies on risk assessment and risk management, including with respect to cybersecurity, data privacy and other information technology risks;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the

Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Tempest Therapeutics, Inc.

Audit Committee

Christine Pellizzari (Chair)

Michael Raab

Geoff Nichol

Compensation Committee

Michael Raab and Christine Pellizzari served as members of the Compensation Committee during 2023, with Mr. Raab’s as Chair. Ms. Pellizzari was appointed as a member and Mr. Raab was appointed as Chair of the Compensation Committee in March 2023, each in connection with the resignation of our former director, Dr. Thomas Woiwode, from our Board. The Board determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•	reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

•	review and recommend to the Board for its approval the compensation to be paid to non-employee directors;

•	administration of our equity compensation plans and other benefit plans;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets at least two times annually and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation

Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Alpine Rewards LLC and Pearl Meyer & Partners, LLC as compensation consultants (together, the “Compensation Consultants”).

As part of its engagement, the Compensation Consultants were asked to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The Compensation Consultants ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

Geoff Nichol and Michael Raab served as members of the Nominating and Corporate Governance Committee during 2023, with Mr. Raab severing as Chair. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.

Specific responsibilities of the Nominating and Corporate Governance committee include:

•	identifying, reviewing and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the board of directors;

•	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•	overseeing the Company’s environmental, sustainability and governance efforts, progress and disclosures;

•	developing and making recommendations to the Board regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, be able to read and understand basic financial statements, having the highest personal integrity and ethics and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by by providing timely notice in writing to our Secretary. See “Other Information for Stockholders—Stockholder Proposals for the 2025 Annual Meeting of Stockholders” for additional information.

Science & Technology Committee

Geoff Nichol and Ronit Simantov served as members of the Science & Technology Committee during 2023, with Dr. Simantov’s serving as Chair. Specific responsibilities of the Science & Technology Committee include reviewing our overall scientific, research and development strategies as well as our research and development programs.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Secretary at 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005. These

communications will be reviewed by the Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

We have adopted a Code of Business Conduct that applies to all officers, directors and employees. The Code of Business Conduct is available on our website at https://ir.tempesttx.com. The Board is responsible for overseeing the Code of Business Conduct and must approve any waivers of the Code of Business Conduct for employees, executive officers and directors. If we make any substantive amendments to the Code of Business Conduct or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at https://ir.tempesttx.com.

POLICY ON HEDGING AND PLEDGING

Pursuant to our Insider Trading Policy, our employees, directors and designated consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

At the 2022 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers (each a “Named Executive Officer” and collectively, the “Named Executive Officers”), commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The compensation of our Named Executive Officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our Named Executive Officers is designed to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

The vote is advisory and therefore not binding on the Board or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Stockholders.

Vote Required

Advisory (non-binding) approval of our executive compensation requires the affirmative vote of the majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the Annual Meeting and voting on such matter. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the financial statements of Tempest since 2021 and was the independent registered public accounting firm for our legacy company since 2016. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our third amended and restated bylaws (“Bylaws”) nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Tempest and our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022 by Ernst & Young, the Company’s independent registered public accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2023	2022(3)
Audit Fees(1)	$805,000	$965,000
Audit-related Fees	—	—
Tax Fees(2)	—	—
All Other Fees	—	—

Total Fees	$805,000	$965,000

(1)	Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC.
(2)	Tax fees represent services related to tax compliance and tax advisory services.
(3)	Aggregate fees billed to the Company for the fiscal year ended December 31, 2022 have been updated to exclude fees that were pre-approved by the Audit Committee but were not ultimately billed.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants (subject to a de minimis exception). These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the

Chair of the Audit Committee. The Chair must report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

VOTE REQUIRED

The affirmative vote of a majority of the voting power of the votes cast by the holders of all the shares present or represented by proxy at the Annual Meeting and voting on such matter will be required to ratify the selection of Ernst & Young. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes.

OUR RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this proxy statement.

Name	Age	Position
Stephen Brady	54	Chief Executive Officer, President and Director
Samuel Whiting	58	Executive Vice President and Chief Medical Officer
Nicholas Maestas	44	Vice President, Strategy and Finance and Corporate Secretary

Biographical information for Mr. Brady is included above with the director biographies under the caption “Information Regarding Director Nominees and Continuing Directors.”

SAMUEL WHITING, M.D., PH.D.

Dr. Whiting has served as our Executive Vice President and Chief Medical Officer since November 2020. Prior to joining us, Dr. Whiting served as Senior Vice President of Clinical Development at Calithera Biosciences, a clinical-stage biotech company focused on developing treatments for cancer and other life-threatening diseases, from January 2019 to November 2020, and as Vice President, Clinical Development, from May 2016 to December 2018. Before Calithera, Dr. Whiting served as Vice President of Research and Clinical Development at Gradalis and worked in development of small molecule targeted and immuno-oncology agents at VentiRx Pharmaceuticals and Oncothyreon. Prior to joining industry, Dr. Whiting served as Assistant Professor of Medical Oncology at the University of Washington, Assistant Member of Clinical Research at the Fred Hutchinson Cancer Research Center, and Clinical Head of Gastrointestinal Oncology at the Seattle Cancer Care Alliance. Dr. Whiting completed fellowship training in medical oncology at the Fred Hutchinson Cancer Research Center. His training in internal medicine was through the ABIM Research Pathway at the University of Washington. Dr. Whiting received his B.S. with Honors in Chemistry from Lewis and Clark College and his M.D. and Ph.D. in the Medical Scientist Training Program at the University of Washington.

NICHOLAS MAESTAS

Mr. Maestas has served as our Vice President, Strategy and Finance since July 2021 and as our Corporate Secretary since September 2022. Prior to joining us, Mr. Maestas served as the head of FP&A and strategic finance at Alector, a biopharmaceutical company that develops therapies for the treatment of neurodegeneration diseases, from July 2019 to July 2021. Prior to joining Alector, from November 2014 to July 2019, Mr. Maestas served in a variety of roles at Immune Design, an oncology immunotherapy company that was acquired by Merck & Co in 2019, including as Senior Director, Corporate Development & Operations from January to July 2019 and Director, Corporate Development & Operations from January 2017 to December 2018. Mr. Maestas received a B.A. in Molecular and Cell Biology from the University of California, Berkeley and an M.B.A from The Wharton School, University of Pennsylvania.

EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary $	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(5)	Total ($)
Stephen Brady	2023	567,000	6,084,172	343,035	13,200	7,007,407
Chief Executive Officer and President	2022	530,000	773,416	198,750	12,200	1,514,366
Samuel Whiting	2023	454,480	2,717,298	199,971	13,200	3,384,949
Chief Medical Officer	2022	437,000	242,173	142,025	12,200	833,398
Nicholas Maestas(4)	2023	351,488	853,609	113,355	586	1,319,038
VP, Strategy and Finance

(1)

Amounts reflect the aggregate grant date fair value of the option awards granted to our Named Executive Officers during the relevant fiscal years under our equity incentive plans, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the options are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts do not reflect the actual economic value that may be realized by the Named Executive Officers.

(2)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)

The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. For additional information, see “—Narrative Disclosure to Summary Compensation Table—Annual Performance-Based Cash Compensation.”

(4)	Mr. Maestas was not a Named Executive Officer for fiscal year 2022 and, as a result, his compensation for that year has been omitted pursuant to applicable to SEC rules and regulations.
(5)	The amounts reported represent Company matching contributions made by us to the Named Executive Officer’s 401(k) plan account.

Narrative Disclosure to the Summary Compensation Table

Annual Base Salary

Our Named Executive Officers receive a base salary to compensate them for services rendered to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our Named Executive Officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. The use of options also can provide tax and other advantages relative to other forms of equity compensation.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives, including the Named Executive Officers, and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our Named Executive Officers, as well as for our other employees.

In connection with our annual grant process, on January 3, 2023, our Compensation Committee approved the grant to each of Mr. Brady, Dr. Whiting and Mr. Maestas of an option to purchase 177,300, 69,700 and 38,425 shares of our common stock, respectively, at an exercise price of $1.23 per share, under our Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”). Each option vests in equal monthly installments over a four-year period, subject to the executive’s continuous service to us through each vesting date. See “—Outstanding Equity Awards at Fiscal Year End” for further information.

In October 2023, to enhance motivation and address retention concerns as a result of the general economic pressures and stock volatility and to align our strategic priorities, the Compensation Committee granted retention awards to our employees, including the Named Executive Officers, in the form of stock option awards. Each of Mr. Brady, Dr. Whiting and Mr. Maestas received an option to purchase 725,000, 325,000 and 100,000 shares of our common stock, respectively, at an exercise price of $9.77 per share, under our Amended and Restated 2023 Equity Incentive Plan (the “2023 EIP”). One-fourth (1/4th) of each option vests on the first anniversary of the date of grant with the remainder of the award vesting in 36 equal monthly installments thereafter, subject to the executive’s continuous service to the Company through each vesting date. See “—Outstanding Equity Awards at Fiscal Year End” for further information.

Annual Performance-Based Cash Compensation

We develop a performance-based bonus program annually. Under the 2023 annual performance-based bonus program, each Named Executive Officer was eligible for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of annual base salary, and (2) the percentage attainment of our 2023 corporate goals established by our Board in its sole discretion and communicated to each officer.

Each Named Executive Officer is assigned a target performance bonus expressed as a percentage of their annual base salary, which for 2023 was 50% for Mr. Brady, 40% for Dr. Whiting and 30% for Mr. Maestas. For 2023, the Compensation Committee recommended and the Board approved a 2023 annual performance-based bonus for each of Mr. Brady, Dr. Whiting and Mr. Maestas equal to approximately 55%, 44% and 33%, respectively, of their 2023 annual base salary, which represented achievement of 110% of their respective target bonuses of 50%, 40% and 30%, respectively. These performance-based bonuses are reflected above in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

In December 2023, our Compensation Committee reviewed and evaluated the target bonus percentages of our Named Executive Officers and approved the 2024 target bonus percentages for each of Mr. Brady, Dr. Whiting and Mr. Maestas of 55%, 40% and 30%, respectively.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards for the Named Executive Officers.

Name	Grant Date	Vesting Commencement Date		Option Expiration Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)
Stephen Brady	10/11/23	10/11/23	(2)(3)	10/10/33	—	725,000	9.77
	1/3/23	1/3/23	(1)(3)	1/2/33	40,631	136,669	1.23
	6/21/22	6/21/22	(2)(3)	6/20/32	65,075	108,458	2.35
	1/4/22	1/4/22	(1)(3)	1/3/32	45,281	49,219	5.45
	4/29/21	6/25/21	(1)(3)	4/28/31	39,892	23,936	26.40
	3/10/21	3/5/21	(1)(3)	3/9/31	5,534	2,516	10.25
	3/30/20	2/20/20	(1)(3)	3/29/30	67,328	2,928	5.90
	9/16/19	9/9/19	(3)	9/15/29	110,432	—	4.97
Samuel Whiting	10/11/23	10/11/23	(2)(3)	10/10/33	—	325,000	9.77
	1/3/23	1/3/23	(1)(3)	1/2/33	15,973	53,727	1.23
	6/21/22	6/21/22	(2)(3)	6/20/32	20,880	34,800	2.35
	1/4/22	1/4/22	(1)(3)	1/3/32	13,896	15,104	5.45
	4/29/21	6/25/21	(1)(3)	4/28/31	10,871	6,524	26.40
	3/10/21	3/5/21	(1)(3)	3/9/31	2,012	1,007	10.25
	11/16/20	11/16/20	(2)(3)	11/15/30	47,749	14,196	5.90
Nicholas Maestas	10/11/23	10/11/23	(2)(3)	10/10/33	—	100,000	9.77
	1/3/23	1/3/23	(1)(3)	1/2/33	8,806	29,619	1.23
	6/21/22	6/21/22	(2)(3)	6/20/32	19,226	32,044	2.35
	1/4/22	1/4/22	(1)(3)	1/3/32	9,344	10,156	5.45
	7/12/21	7/12/21	(2)(4)	7/11/31	14,032	9,193	24.19

(1)	Shares of common stock underlying the options vest in a series of 48 equal monthly installments measured from the vesting commencement date, subject to the executive’s continued service.
(2)

One-fourth (1/4th) of the shares of common stock underlying this option vested on the one-year anniversary of the Vesting Commencement Date, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to the executive’s continued service.

(3)

If we consummate a change in control, then the vesting of all of the shares of common stock subject to this option will be immediately accelerated such that all shares will be deemed fully vested and exercisable as of the date immediately prior to the effective date of the change in control, subject to the Named Executive Officer’s continuous service to us through each vesting date.

Employment Arrangements

Each of our Named Executive Officers’ employment is “at will” and may be terminated at any time. Below is a description of our employment arrangements with each of our Named Executive Officers.

Stephen Brady

Mr. Brady entered into an employment agreement dated January 12, 2022 that superseded, amended and restated all prior agreements. Under the terms of the agreement, we agreed to Mr. Brady’s initial annual base salary, which for 2024, was increased to $600,000, effective January 1, 2024. Mr. Brady is eligible to receive an annual bonus equal to 50% of his base salary, as determined by the Board in its sole discretion, and certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.”

Sam Whiting

Dr. Whiting entered into an employment agreement dated January 12, 2022 that superseded, amended and restated all prior agreements. Under the terms of the agreement, we agreed to Dr. Whiting’s initial annual base salary ,which for 2024, was increased to $481,749, effective January 1, 2024. Dr. Whiting is eligible to receive an annual bonus equal to 40% of his base salary, as determined by the Board in its sole discretion, and to certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.”

Nicholas Maestas

Mr. Maestas entered into an employment agreement dated January 12, 2022 that superseded, amended and restated all prior agreements. Under the terms of the agreement, we agreed to Mr. Maestas’ initial annual base salary, which for 2024, was increased to $365,547, effective January 1, 2024. Mr. Maestas is eligible for an annual bonus equal to 30% of his base salary, as determined by the Board in its sole discretion, and to certain change in control and severance benefits as discussed below in “—Change in Control and Severance Arrangements.”

Change in Control and Severance Arrangements

Pursuant to the employment agreements with our Named Executive Officers, if a Named Executive Officer’s employment is terminated by us without Cause or if a Named Executive Officer resigns for Good Reason (each as defined below), they will be entitled to receive (i) bi-weekly payments equal to the sum of 12 months of the executive’s base salary for Mr. Brady, 9 months for Dr. Whiting and 3 months for Mr. Maestas, plus a prorated portion of the executive’s target annual bonus for the calendar year in which termination occurs and (ii) if the executive elects to continue health insurance coverage under COBRA, the payment of the monthly premium under COBRA until the earlier of 12 months for Mr. Brady, 9 months for Dr. Whiting and 3 months for Mr. Maestas following termination date or the date on which the executive commences full-time employment or employment that provides eligibility for healthcare benefits substantially comparable to those provided by us.

Moreover, if a Named Executive Officer’s employment is terminated by us without Cause or a Named Executive Officer resigns for Good Reason within three months prior to or 12 months following a Change in Control (as defined below), then in lieu of the severance benefits described above the Named Executive Officer will be entitled to receive (i) a lump-sum amount equal to the sum of 18 months for Mr. Brady, 12 months for Dr. Whiting and 6 months for Mr. Maestas of the executive’s base salary plus the executive’s annual target bonus at 150% for Mr. Brady, 100% for Dr. Whiting and 50% for Mr. Maestas and (ii) payment of COBRA premiums as described above for up to 18 months (12 months for Dr. Whiting and 6 months for Mr. Maestas.

Our Named Executive Officers’ receipt of any severance benefits is subject to the execution and non-revocation of a separation agreement containing, among other things a general release of claims in favor of us and our related persons and entities, confidentiality, return of property and non-solicitation and non-disparagement covenants.

Further, if we are subject to a Change in Control prior to the termination of a Named Executive Officer’s service, then 100% of any unvested shares subject to any stock options then held by the Named Executive Officer shall vest and become exercisable in full.

For purposes of each Named Executive Officer’s employment agreements, each of the following terms has the meaning ascribed to such term in the applicable offer letter agreement but are summarized below:

•

“Cause” means conduct involving one or more of the following by the Named Executive Officer: (i) (1) with respect to Mr. Brady, his willful and continued failure or refusal to perform material, lawful duties required by him as an employee of the Company and (2) with respect to Dr. Whiting and Mr. Maestas, their failure to perform a substantial portion of their duties and responsibilities in accordance with the terms or requirements of the employment agreement and their position with Company, in each case of (1) and (2), which such failure continues for (or is not permanently cured within), a period of 30 days after written notice is given to the Named Executive Officer by the Company (except in the case of physical or mental illness); (ii) (1) with respect to Mr. Brady, his gross negligence, willful misconduct or international misrepresentation in connection with the performance of his duties and (2) with respect to Dr. Whiting and Mr. Maestas, their disloyalty, gross negligence, willful misconduct or dishonesty that materially injures Tempest or their breach of fiduciary duty to Tempest; (iii) conviction of a felony, or a misdemeanor involving moral turpitude or fraud; (iv) commission of an act of embezzlement or fraud; or (v) material breach of any agreement with us. A termination of employment by reason of Disability shall not be treated as an involuntary termination without Cause.

•	“Change in Control” has the meaning ascribed to such term in our 2017 Equity Incentive Plan (“2017 EIP”).

•

“Disability” means the inability to materially engage in duties and responsibilities by reason of any medically determinable physical or mental impairment for a period of not less than 120 consecutive days or not less than 180 days during any one-year period.

•

“Good Reason” means, without the Named Executive Officer’s express written consent: (i) any reduction in annual base salary other than a reduction that is proportional to general reductions affecting other senior executive officers generally; (ii) (1) with respect to Mr. Brady, a material diminution in responsibilities, authority or duties and (2) with respect to Dr. Whiting and Mr. Maestas, a material diminution in title or scope of responsibilities (but excluding removal from our Board); and (iii) with respect only to Mr. Brady: (w) a material change in the geographic location at which he provides services to us; (x) a material breach of the Brady Agreement by us; (y) appointing an officer of the Company whose responsibilities, function, title, reports and reporting would indicate that he is subordinate to such officer; or (z) no longer serving as an officer with a similar title or responsibilities at the “top level” corporate entity following our Change in Control.

Health and Welfare Benefits; Perquisites

Our Named Executive Officers are eligible to participate in our employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other full-time employees. Any part-time employees we hire would not be eligible to participate in our employee benefit plans. We generally do not provide perquisites or personal benefits to our Named Executive Officers, except in limited circumstances, and we did not provide any perquisites or personal benefits to our Named Executive Officers in 2023.

401(k) Plan

We participate in a multiple employer tax-qualified 401(k) savings plan which allows participants to defer eligible compensation up to the maximum amount allowed under Internal Revenue Service guidelines. Under our 401(k) plan, we currently make matching contributions of 100% on up to 4% of an employee’s eligible contributions to the plan, up to a maximum of $13,200 per year.

Clawback Policy

In October 2023, the Compensation Committee of our Board adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Item 402(v) Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for each principal executive officer (“PEO”), and non-PEO Named Executive Officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “—Executive and Director Compensation.”

The amounts set forth below under the headings “Compensation Actually Paid to PEO” for each PEO and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules, and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.

Year(1)	Summary Compensation Table Total for PEO 1(2)	CAP to PEO 1(2)(3)	Summary Compensation Table Total for PEO 2(2)	CAP to PEO 2(2)(3)	Summary Compensation Table Total for PEO 3(2)	CAP to PEO 3(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average CAP to Non- PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss) (in millions)(6)
2023	$7,007,407	$4,378,493	N/A	N/A	N/A	N/A	$2,351,994	$1,605,958	$32.93	$(24,491)
2022	$1,514,366	$596,713	N/A	N/A	N/A	N/A	$966,992	$573,978	$8.61	$(35,709)
2021	$714,721	$727,317	$1,339,793	$743,582	$1,632,690	$1,288,323	$1,168,452	$980,666	$39.52	$(28,302)

(1)	We are a smaller reporting company pursuant to Rule 405 of the Securities Act of 1933, and as such, we are only required to include information for the past three fiscal years.
(2)

Our PEO 1 reflected in these columns and for each of the applicable fiscal years is Mr. Brady. Our PEO 2 reflected in these columns for each of the applicable fiscal years is Julia C. Owens, who was the Chief Executive Officer and President of our legacy company until her resignation on January 31, 2021. Our PEO 3 reflected in these columns and for each of the applicable fiscal years is Louis Arcudi III, who was the Chief Executive Officer and President of our legacy company from February 1, 2021 until his resignation in June 2021.

(3)

In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718 and did not materially differ from those disclosed at the time of grant.

(4)

Our Non-PEO NEOs reflected in these columns are (a) for fiscal year 2023, Dr. Whiting and Mr. Maestas, (b) for fiscal year 2022, Dr. Thomas Dubensky, our former President, and Dr. Whiting, and (c) for fiscal year 2021, Dr. Dubensky and Dr. Whiting.

(5)

The Total Shareholder Return (“TSR”) reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 through the end of the applicable fiscal year on the same cumulative basis as is used in Item 201€ of Regulation S-K.

(6)	The amounts reflected in this column represent the net income (loss) reflected in our audited financial statements for each applicable fiscal year.

(7)

For fiscal year 2023, calculation of our PEO 1’s CAP reflects the adjustments made to the total compensation amounts reported in the Summary Compensation Table (“SCT”), computed in accordance with Item 402(v) of Regulation S-K reflected below:

Fiscal Year	2023
PEO SCT Total	$7,007,407
- Grant Date Fair Value of Option Awards and Stock Awards Granted in 2023	$(6,084,172)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in 2023	$2,843,694
+ Change in Fair Value from the End of 2022 to the End of 2023 of Option Awards and Stock Awards Granted in Prior Fiscal Years that were Outstanding and Unvested at the End of 2023	$493,029
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in 2023 that Vested During 2023	$61,512
+ Change in Fair Value from the End of 2022 to the Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During 2023	$57,023
CAP to PEO 1	$4,378,493

(8)

For fiscal year 2023, calculation of the average CAP for Non-PEO NEOs reflects the following adjustments made to the total compensation amounts reported for the applicable Non-PEO NEOs in the SCT , computed in accordance with Item 402(v) of Regulation S-K:

Fiscal Year	2023
Non-PEO NEO Average SCT Total	$2,351,994
- Average Grant Date Fair Value of Option Awards and Stock Awards Granted in 2023	$(1,785,454)
+ Average Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in 2023	$839,904
+ Average Change in Fair Value from the End of 2022 to the End of 2023 of Option Awards and Stock Awards Granted in Prior Fiscal Years that were Outstanding and Unvested at the End of 2023	$161,261
+ Average Fair Value at Vesting of Option Awards and Stock Awards Granted in 2023 that Vested During 2023	$18,757
+ Average Change in Fair Value from the End of 2022 to the Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During 2023	$19,496
Average Compensation Actually Paid	$1,605,958

Pay versus Performance Comparative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the table above.

CAP and Company TSR

The following graph sets forth the relationship between CAP for our PEOs, the average of CAP for our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

CAP and Net Income (Loss)

The following graph sets forth the relationship between CAP for our PEOs, the average of CAP for our Non-PEO NEOs, and the Company’s net income (loss) over the three most recently completed fiscal years.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our Board.

Each non-employee director receives an annual base retainer of $40,000 with the non-executive Board Chair receiving an additional annual base retainer of $35,000. In addition, our non-employee directors receive the following cash compensation for committee services, as applicable:

•

each chair of our Audit, Compensation, Nominating and Corporate Governance and Science & Technology committees receives an additional annual retainer of $15,000, $10,000, $8,000 and $8,000, respectively; and

•

each other non-chair member of our Audit, Compensation, Nominating and Corporate Governance and Science & Technology committees receives an additional annual retainer of $7,500, $5,000, $4,000 and $4,000, respectively.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any partial months of service. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, non-employee directors first appointed to the Board are eligible to receive an initial option to purchase 16,400 shares of our common stock, which, following the Annual Meeting, will be increased to 25,000 shares. The shares subject to each such stock option will vest over a three-year period, subject to the director’s continued service as a director, with one-third of the award vesting on the first anniversary of the grant date and the remainder of the award vesting in equal monthly installments thereafter. Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on our Board will receive an option to purchase 8,200 shares of our common stock, which was increased to 16,000 shares effective as of the Annual Meeting. The shares subject to each such stock option will vest on the earlier to occur of the first anniversary of the grant date and the date of the first annual meeting of stockholders following the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant. Vested stock options will be exercisable during any period of service to the Company and for one-year thereafter; provided, that no stock option shall be exercisable more than ten years after the date of the stock option grant.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

All directors are entitled to reimbursement of ordinary expenses incurred in connection with attendance at meetings of our Board.

Non-Employee Director Compensation Table

The following table sets forth information for the year ended December 31, 2023 regarding the compensation awarded to or earned by our non-employee directors. Mr. Brady is not included in the table below, as he was an employee and received no additional compensation for his service as director. As a Named Executive Officer, the compensation received by Mr. Brady is shown above in “—Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Case ($)	Option Awards ($)(1)(3)	Total ($)
Geoff Nichol	55,500	9,616	65,116
Christine Pellizzari	57,722	9,616	67,338
Michael Raab	98,222	9,616	107,838
Ronit Simantov	48,000	9,616	57,616
Thomas Woiwode(2)	24,750	—	24,750

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2023 computed in accordance with ASC 718. These amounts do not reflect the actual economic value that will be realized by the director.

(2)

The cash fees earned or paid in cash for Dr. Woiwode, whose term on the Board ended June 15, 2023, reflects committee fees, prorated for Dr. Woiwode’s partial year of service as a director and a member of the Compensation Committee and Science & Technology Committee during 2023.

(3)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2023:

Name	Option Awards Outstanding at Year End
Geoff Nichol	20,735
Christine Pellizzari	18,335
Michael Raab	49,609
Ronit Simantov	18,335
Thomas Woiwode	4,237

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)		Weighted-average exercise price of outstanding options, warrants and rights (b)($) (1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders
2017 EIP	629,502		10.54	—
2019 EIP	1,249,560		2.64	—
2019 Employee Stock Purchase Plan	—		—	232,136	(2)
2023 EIP	1,779,600	(3)	3.43	233,708	(4)
Equity compensation plans not approved by security holders
2023 Inducement Plan(5)	7,650		3.43	1,142,350

Total	3,666,312			1,608,194

(1)	The weighted-average exercise price excludes any outstanding RSU awards, which have no exercise price.
(2)

Our 2019 ESPP provides that the total number of shares reserved for issuance thereunder will automatically increase on January 1 of each year beginning on January 1, 2023, and continuing through (and including) January 1, 2029, by the lesser of (a) 1.5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (b) 500,000 shares of our common stock, or (c) a lesser number determined by our Board prior to the applicable January 1st. Accordingly, on January 1, 2024, the number of shares of common stock available for issuance under our 2019 ESPP increased by 330,678 shares. This increase is not reflected in the table above.

(3)	Includes 125,000 shares of common stock underlying an RSU award.
(4)

The 2023 EIP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each calendar year for a period of up to 10 years, beginning on January 1, 2024, and ending on (and including) January 1, 2033, in an amount equal to (i) 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a lesser number of shares determined by our Board prior to January 1st of a given fiscal year. Accordingly, on January 1, 2024, the number of shares of common stock available for issuance under our 2023 EIP increased by 881,810 shares. This increase is not reflected in the table above.

(5)

Consists of shares underlying options granted to employees as inducement awards material to the grantees entering into employment with us pursuant to Nasdaq Rule 5635(c)(4). Does not reflect 12,600 shares of common stock granted pursuant to inducement grants made outside of the 2023 Inducement Plan at a weighted average exercise-price of $2.18.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 29, 2024, the most recent practicable date for computing beneficial ownership, by:

•	each of our Named Executive Officers;

•	each of our directors and director nominees;

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 22,217,265 shares of our common stock issued and outstanding as of March 29, 2024. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible or will be exercisable or convertible within 60 days of March 29, 2024. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares	Percent of Total
Stockholders Owning Greater than 5%:
Entities affiliated with Versant Venture Capital(2)	4,295,055	19.33%
Directors and Named Executive Officers:
Stephen Brady(3)	457,810	2.02%
Samuel Whiting(4)	149,296	*
Michael Raab(5)	39,987	*
Nicholas Maestas(6)	71,534	*
Geoff Nichol(7)	12,166	*
Christine Pellizzari(8)	9,766	*
Ronit Simantov(9)	9,581	*
All current directors and executive officers as a group (7 persons)	750,140	3.27%

*	Less than one percent.
(1)	The address for each director and executive officer is c/o Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005
(2)

The indicated ownership is based solely on a Schedule 13D/A filed with the SEC by Versant Venture Capital IV, L.P. (“Versant IV”), Versant Side Fund IV, L.P. (“Side Fund IV”), Versant Ventures IV, LLC (“LLC IV”), Versant Venture Capital VI, L.P. (“Versant VI”), Versant Ventures VI GP, L.P. (“GP VI”), Versant Ventures VI GP-GP, LLC (“LLC VI”), Versant Vantage II, L.P. (“Vantage II LP”), Versant Vantage II GP, L.P. (“Vantage II GP”), Versant Vantage II GP-GP, LLC (“Vantage II LLC” and, with Versant IV, Side Fund IV, LLC IV, Versant VI, GP VI, LLC VI, Vantage II LP and Vantage II GP, collectively, the “Versant Reporting Persons”). LLC IV is the general partner of Versant IV and Side Fund IV, and LLC IV has voting and dispositive power over the shares held by Versant IV and Side Fund IV. LLC VI is the general partner of GP VI, which is the general partner of Versant VI. Each of LLC VI and GP VI share voting and dispositive power over the shares held by Versant VI. Vantage II LLC is the general partner of Vantage II GP, which is the general partner of Vantage II LP. Each of Vantage II LLC and Vantage II GP share voting and dispositive power over the shares held by Vantage II LP. Represents (i) 997,940 shares of common stock held by Versant VI, (ii) 2,118,644 shares of common stock held by Vantage II LP, (iii) 1,171,094 shares of common stock held by Versant IV, and (iv) 7,377 shares of common stock held by Side Fund IV, as reported on Schedule 13D filed with the SEC on May 9, 2022, as amended by Schedule 13D/A filed with the SEC on November 9, 2023 and Schedule 13D/A filed with the SEC on February 8, 2024. Thomas Woiwode, Kirk Nielsen, Bradley Bolzon, Robin Praeger, William Link, Samuel Colella, Rebecca Robertson, Brian Atwood, Ross Jaffe and Charles Warden, the managing members of LLC IV, may be deemed to possess voting and dispositive control over the shares held by Versant IV and Side Fund IV, and may be deemed to have indirect beneficial ownership of the shares held by such entities but disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein, if any. Thomas Woiwode, Bradley Bolzon, Jerel Davis, Kirk Nielsen, Clare Ozawa and Robin Praeger, the managing directors of LLC VI, may be deemed to possess voting and dispositive control over the shares held by Versant VI and may be deemed to have indirect beneficial ownership of the shares held by such entity but disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein, if any. The address of each of these persons and entities is One Sansome, Suite 1650, San Francisco, CA 94104.
(3)	Represents (i) 6,000 shares of common stock and (ii) 451,810 shares of common stock subject to options that are exercisable within 60 days of March 29, 2024.
(4)	Represents (i) 4,901 shares of common stock and (ii) 144,395 shares of common stock subject to options that are exercisable within 60 days of March 29, 2024.
(5)	Represents 39,987shares of common stock subject to options that are exercisable within 60 days of March 29, 2024.
(6)	Represents (i) 3,000 shares of common stock and (ii) 68,534 shares of common stock subject to options that are exercisable within 60 days of March 29, 2024.
(7)	Represents 12,166 shares of common stock subject to options that are exercisable within 60 days of March 29, 2024.
(8)	Represents 9,766 shares of common stock subject to options that are exercisable within 60 days of March 29, 2024.
(9)	Represents 9,581 shares of common stock subject to options that are exercisable within 60 days of March 29, 2024.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

CERTAIN RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the section titled “Executive and Director Compensation,” the following is a description of our related person transactions since January 1, 2022 to which we were a party or will be a party.

2022 PIPE

On April 29, 2022, we completed a private investment in public equity (“PIPE”) financing from the sale of 3,149,912 shares of its common stock at a price per share of $2.36 and, and in lieu of shares of common stock, pre-funded warrants to purchase up to 3,206,020 shares of its common stock at a price per pre-funded warrant of $2.359 to EcoR1 Capital, LLC and Versant Venture Capital (the “PIPE Investors”). Net proceeds from the PIPE financings totaled approximately $14.5 million, after deducting offering expenses. We entered into a registration rights agreement (the “Registration Rights Agreement”) with the PIPE Investors pursuant to which we filed a registration statement with the SEC registering the resale of the 3,149,912 shares common stock and the 3,206,020 shares of common stock underlying the pre-funded warrants issued in the PIPE financing.

Versant Vantage II, L.P., an affiliated fund of Versant Venture Capital (together with its affiliated funds, “Versant”), an existing holder of more than 5% of our capital stock, purchased 2,118,644 shares of common stock in the PIPE financing. Thomas Woiwode, Ph.D., a former member of the Company’s Board of Directors at the time of the PIPE, is also an affiliate of Versant.

INDEMNIFICATION

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Requirements for stockholder proposals to be brought before an annual meeting

Our Bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005. To be timely for the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 13, 2025 and March 15, 2025; provided, however, that if the date of that annual meeting of stockholders is advanced by more than 20 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the 2025 Annual Meeting of Stockholders must be received by us not later than December 24, 2024 in order to be considered for inclusion in our proxy materials for that meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tempest Therapeutics stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Tempest Therapeutics. Direct your written request to Corporate Secretary, Tempest Therapeutics, Inc., at 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Nicholas Maestas
Nicholas Maestas
Corporate Secretary

April 23, 2024

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Corporate Secretary, Tempest Therapeutics, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California, 94005.

TEMPEST THERAPEUTICS, INC.

2000 SIERRA POINT PARKWAY

SUITE 400

BRISBANE, CALIFORNIA 94080

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TPST2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42459-P08778        KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TEMPEST THERAPEUTICS, INC.
The Board of Directors recommends you vote FOR all nominees: 1. Election of Directors

Nominees:	For	Withhold
1a. Stephen Brady	☐	☐
1b. Michael Raab	☐	☐
1c. Ronit Simantov	☐	☐
The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.			☐	☐	☐
3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.			☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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V42460-P08778

TEMPEST THERAPEUTICS, INC.

Annual Meeting of Stockholders

June 13, 2024 1:00 P.M. Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen Brady and Michael Raab, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TEMPEST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/TPST2024 at 1:00 P.M., Pacific Time, on June 13, 2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side